EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-111802, 333-105723, 333-61452, 333-44078, and 333-69481 of Sterling Financial Corporation on Forms S-8, of our report dated December 26, 2003, appearing in the Annual Report on Form 10-K of Klamath First Bancorp, Inc. for the year ended September 30, 2003, which is incorporated by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Sterling Financial Corporation.

/s/ Deloitte & Touche LLP

Portland, Oregon
January 16, 2004